UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Blackstone Real Estate Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	81-0696966
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

345 Park Avenue New York, New York	10154
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-213043

Securities to be registered pursuant to Section 12(g) of the Act:

Class T Common Stock, $0.01 par value per share

Class S Common Stock, $0.01 par value per share

Class D Common Stock, $0.01 par value per share

Class I Common Stock, $0.01 par value per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The descriptions of the Class T, Class S, Class D and Class I shares of common stock, each with $0.01 par value per share, of Blackstone Real Estate Income Trust, Inc. (the “Registrant”) registered hereby are incorporated herein by reference to the “Suitability Standards,” “Prospectus Summary,” “Net Asset Value Calculation and Valuation Guidelines,” “Description of Capital Stock” and “Share Repurchases” sections of the prospectus contained in the Registrant’s Post-Effective Amendment No. 8 to the Registration Statement on Form S-11, as filed with the Securities and Exchange Commission (the “Commission”) on March 22, 2018 (File No. 333-213043) and all amendments and supplements to such registration statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2. Exhibits.

Exhibit Number	Description of Documents

1.	Second Articles of Amendment and Restatement (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 27, 2017 and incorporated herein by reference).

2.	Amended and Restated Bylaws of Blackstone Real Estate Income Trust, Inc. (filed as Exhibit 3.2 to Pre-Effective Amendment No. 1 filed on August 31, 2016 and incorporated herein by reference).

3.	Share Repurchase Plan (filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed on March 19, 2018 and incorporated herein by reference).

4.	Distribution Reinvestment Plan (filed as Appendix A to Post-Effective Amendment No. 8 to the Registration Statement on Form S-11 filed on March 22, 2018 and incorporated herein by reference).

5.	Form of Subscription Agreement (filed as Appendix B to Post-Effective Amendment No. 8 to the Registration Statement on Form S-11 filed on March 22, 2018 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.

By:	/s/ Leon Volchyok
Name: Leon Volchyok
Title: Chief Legal Officer, Chief Compliance Officer and Secretary

Date: April 30, 2018